Exhibit 4.15

SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 27, 2015, among the Issuers, the Guarantors (both, as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, Endo Limited, a private limited company incorporated under the laws of Ireland, Endo Finance LLC, a Delaware limited liability company, and Endo Finco Inc., a Delaware corporation, have heretofore executed and delivered to the Trustee an indenture, dated as of January 27, 2015, as supplemented by a supplemental indenture, dated as of February 3, 2015, and a supplemental indenture, dated as of March 20, 2015, in each case, by and among the parties thereto (the “Indenture”), providing for the issuance of 6.00% Senior Notes due 2025 (the “Notes”);
WHEREAS, this Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Account Tax Compliance Act purposes; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuers, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AMENDMENT OF INDENTURE.
2.1    Section 10.02(B) of the Indenture is hereby amended and restated in its entirety to read as follows:
“Notwithstanding anything to the contrary contained in this Indenture, the aggregate obligations and exposure of each of Endo Luxembourg Finance Company II S.à r.l. and any other Guarantor established in Luxembourg which is not a direct or indirect parent of any Issuer (a “Luxembourg Guarantor”) in respect of the obligations of the Issuers under the Notes, shall not exceed the maximum amount that can be hereby guaranteed by the relevant Luxembourg Guarantor without rendering such guarantee, as it relates to such Luxembourg Guarantor, voidable under applicable law relating to corporate benefit, fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. For the avoidance of doubt, this Section 10.02(B) does not apply to Endo Luxembourg Holding Company S.à r.l. and Endo Luxembourg Finance Company I S.à r.l.”

3.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.    NEW YORK LAW TO GOVERN; WAIVER OF JURY TRIAL. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE ISSUERS AND THE GUARANTORS CONSENTS AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR U.S. FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, COUNTY OF NEW YORK, STATE OF NEW YORK IN RELATION TO ANY LEGAL ACTION OR PROCEEDING (I) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS INDENTURE, AS SUPPLEMENTED, THE NOTES, THE GUARANTEES AND ANY RELATED DOCUMENTS AND/OR (II) ARISING UNDER ANY U.S. FEDERAL OR U.S. STATE SECURITIES LAWS IN RESPECT OF THE NOTES, THE GUARANTEES AND ANY SECURITIES ISSUED PURSUANT TO THE TERMS OF THE INDENTURE, AS SUPPLEMENTED. EACH OF THE ISSUERS AND THE GUARANTORS WAIVES ANY OBJECTION TO PROCEEDINGS IN ANY SUCH COURTS, WHETHER ON THE GROUND OF VENUE OR ON THE GROUND THAT THE PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE ISSUERS, THE TRUSTEE AND THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy (which may be provided via facsimile or other electronic transmission) shall be an original, but all of them together represent the same agreement.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ENDO LIMITED
as an Issuer

By:	/s/Orla Dunlea
Name: Orla Dunlea
Title: Director

ENDO FINANCE LLC
as an Issuer
by ENDO LUXEMBOURG FINANCE COMPANY I
S.À R.L., its sole member

By:	/s/John D. Boyle
Name: John D. Boyle
Title: A Manager

By:	/s/Joost Tulkens
Name: Joost Tulkens
Title: B Manager

ENDO FINCO INC.
as an Issuer

By:	/s/Deanna Voss
Name: Deanna Voss
Title: Secretary

ENDO LLC
ENDO US. INC.
each, as a Guarantor

By:	/s/Deanna Voss
Name: Deanna Voss
Title: Secretary

DAVA PHARMACEUTICALS, INC.
ENDO HEALTH SOLUTIONS INC.
ENDO PHARMACEUTICALS INC.
ENDO PHARMACEUTICALS SOLUTIONS INC.
ENDO PHARMACEUTICALS VALERA INC.
GENERICS INTERNATIONAL (US PARENT), INC.
GENERICS INTERNATIONAL (US MIDCO), INC.
GENERICS INTERNATIONAL (US HOLDCO), INC.
GENERICS INERNATIONAL (US), INC.
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
AMERICAN MEDICAL SYSTEMS, LLC
AMS RESEARCH, LLC
AMS SALES, LLC
LASERSCOPE
each, as a Guarantor

By:	/s/Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

GENERICS BIDCO I, LLC
VINTAGE PHARMACEUTICALS, LLC
GENERICS BIDCO II, LLC
MOORES MILL PROPERTIES LLC
WOOD PARK PROPERTIES LLC
QUARTS SPECIALTY PHARMACEUTICALS LLC
each, as a Guarantor
by GENERICS INTERNATIONAL (US), INC.,
its manager

By:	/s/Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

LEDGEMONT ROYALTY SUB LLC
as a Guarantor
by ENDO PHARMACEUTICALS SOLUTIONS INC.,
its manager

By:	/s/Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

BOCA PHARMACAL, LLC,
as a Guarantor
by GENERICS INTERNATIONAL (US), INC., its
sole member

By:	/s/Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

DAVA INTERNATIONAL, LLC,
as a Guarantor
by DAVA PHARMACEUTICALS, INC., its sole member

By:	/s/Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

DAVA CAPITAL MANAGEMENT, INC.,
as a Guarantor

By:	/s/Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

AUXILIUM INTERNATIONAL HOLDINGS, INC.
as a Guarantor

By:	/s/Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

SLATE PHARMACEUTICALS, INC.
as a Guarantor

By:	/s/Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

TIMM MEDICAL TECHNOLOGIES, INC.
as a Guarantor

By:	/s/Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

ACTIENT PHARMACEUTICALS LLC
as a Guarantor

By: AUDILIUM PHARMACEUTICALS, INC.,
its manager

By:	/s/Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

ACTIENT THERAPEUTICS LLC
as Guarantor

By:	/s/Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

AUXILIUM US HOLDINGS, LLC
as a Guarantor

By: AUXILIUM PHARMACEUTICALS, INC.,
its manager

By:	/s/Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

AUXILIUM PHARMACEUTICALS, INC.
as a Guarantor

By:	/s/Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

70 MAPLE AVENUE, LLC
as a Guarantor

By:ACTIENT PHARMACEUTICALS LLC,
its manager

By:AUXILIUM PHARAMCEUTICALS, INC.,
its manager

By:	/s/Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

TIMM MEDICAL HOLDINGS, LLC
as Guarantor

By: ACTIENT PHARMACEUTICALS LLC,
its manager

By: AUXILIUM PHARMACEUTICALS, INC.,
as a Guarantor

By:	/s/Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

APHRODITE WOMEN'S HEALTH, LLC
as a Guarantor

By: AMERICAN MEDICAL SYSTEMS HOLDINGS, INC., its manager

By:	/s/Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

ENDO VENTURES LIMITED
as Guarantor

By:	/s/Orla Dunlea
Name: Orla Dunlea
Title: Director

ENDO MANAGEMENT LIMITED
as a Guarantor

By:	/s/Orla Dunlea
Name: Orla Dunlea
Title: Director

ENDO FINANCE LIMITED
as a Guarantor

By:	/s/Orla Dunlea
Name: Orla Dunlea
Title: Director

ENDO FINANCE II LIMITED
as a Guarantor

By:	/s/Orla Dunlea
Name: Orla Dunlea
Title: Director

ENDO LUXEMBOURG HOLDING COMPANY S.À R.L.
as a Guarantor

By:	/s/John D. Boyle
Name: John D. Boyle
Title: A Manager

By:	/s/Joost Tulkens
Name: Joost Tulkens
Title: B Manager

ENDO LUXEMBOURG FINANCE COMPANY I S.À R.L.
as a Guarantor

By:	/s/John D. Boyle
Name: John D. Boyle
Title: A Manager

By:	/s/Joost Tulkens
Name: Joost Tulkens
Title: B Manager

ENDO LUXEMBOURG FINANCE COMPANY II S.À R.L.
as a Guarantor

By:	/s/John D. Boyle
Name: John D. Boyle
Title: A Manager

By:	/s/Joost Tulkens
Name: Joost Tulkens
Title: B Manager

PALADIN LABS CANADIAN HOLDING INC.
as a Guarantor

By:	/s/Mark Beaudet
Name: Mark Beaudet
Title: President

PALADIN LABS INC.
as a Guarantor

By:	/s/Mark Beaudet
Name: Mark Beaudet
Title: President

ENDO VENTURES BERMUDA LIMITED, as a
Guarantor

By:	/s/Susan Hall
Name: Susan Hall
Title: Director

ENDO GLOBAL VENTURES
as a Guarantor

By:	/s/Susan Hall
Name: Susan Hall
Title: Director

ENDO NETHERLANDS B.V., as a Guarantor

By:	/s/Robert J. Cobuzzi
Name: Robert J. Cobuzzi
Title: Managing Director A

By:	/s/Gert Jan Rietberg
Name: Jan Rietberg
Title: Managing Director B

ENDO VENTURES CYPRUS LIMITED
as a Guarantor

By:	/s/Orla Dunlea
Name: Orla Dunlea
Title: Director

AUXILIUM UK LTD
as a Guarantor

By:	/s/Orla Dunlea
Name: Orla Dunlea
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION
as a Guarantor

By:	/s/Yana Kislenko
Name: Yana Kislenko
Title: Vice President